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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report, dated February 23, 1998, on the financial statements of Underground Construction Co., Inc. for the year ended December 31, 1997 included in or made a part of this registration statement and to all references to our firm in this registration statement.

                                          /s/ S. J. Gallina & Co., LLP
                                          -------------------------------------
                                          S. J. Gallina & Co., LLP

Walnut Creek, California

January 12, 1999